UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CHENIERE ENERGY PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-5913059
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

717 Texas Avenue, Suite 3100

Houston, Texas 77002

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Common Units representing limited partner interests	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities act registration statement file number to which this form relates: 333-139572

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common units representing limited partner interests in Cheniere Energy Partners, L.P. (the “Registrant”) will be set forth under the captions “Summary – The Offering,” “Cash Distribution Policy and Restrictions on Distributions,” “How We Make Cash Distributions,” “Description of the Common Units,” “The Partnership Agreement” and “Material Tax Consequences” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-139572), initially filed with the Securities and Exchange Commission on December 21, 2006. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.	Registrant’s Form S-1 Registration Statement (Registration No. 333-1139572), initially filed with the Securities and Exchange Commission on December 21, 2006 and as subsequently amended (the “Form S-1 Registration Statement”) (incorporated herein by reference).

2.	Certificate of Limited Partnership of Cheniere Energy Partners, L.P. (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

3.	First Amended and Restated Agreement of Limited Partnership of Cheniere Energy Partners, L.P. (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).

4.	Specimen Common Unit Certificate (incorporated herein by reference to Exhibit 4.5 to the Form S-1 Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 15, 2007.

CHENIERE ENERGY PARTNERS, L.P.

By:	CHENIERE ENERGY PARTNERS GP, LLC, its general partner

By:	/s/ Anne V. Vaughan
Name: Title:	Anne V. Vaughan Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

1.	Registrant’s Form S-1 Registration Statement (Registration No. 333-1139572), initially filed with the Securities and Exchange Commission on December 21, 2006 and as subsequently amended (the “Form S-1 Registration Statement”) (incorporated herein by reference).

2.	Certificate of Limited Partnership of Cheniere Energy Partners, L.P. (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

3.	First Amended and Restated Agreement of Limited Partnership of Cheniere Energy Partners, L.P. (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).

4.	Specimen Common Unit Certificate (incorporated herein by reference to Exhibit 4.5 to the Form S-1 Registration Statement).